Exhibit 10.39
LOS ANGELES

TRIO -TECH INTERNATIONAL PTE LTD
Reg. No.: 1976023M	1 7 NOV 2004

8 November 2004	BY:

INDUSTRIAL DEVELOPMENT (HIGH-RISE) DEPARTMENT
JTC Corporation
The JTC Summit
8 Jurong Town Hall Rd
Singapore 609434
Attention: Ms Ginny P L LAM
ACCEPTANCE OF OFFER OF TENANCY FOR THE PREMISES AT UNIT #03-07/08 BLK 1008 TOA PAYOH NORTH TOA PAYOH NORTH INDUSTIRAL ESTATE SINGAPORE 318996
1.	We refer to your letter of Offer dated 3 November 2004 for the Tenancy and hereby confirm our acceptance of all the covenants, terms and conditions of the Offer.

2.	We are currently on GIRO, thus we enclose herewith a cheque for the amount of S$2,202.74 and a Banker’s/Insurance Guarantee for the amount of S$1,918.80 (I month’s rental and service charge) as security deposit as confirmation of our acceptance.

3.	Please be informed that we are taking over the fixtures and fittings from the existing tenant Geist Communications Pte Ltd in accordance with Clause 2.13(b) of your letter of offer.

Name of Authorised signatory	: /s/ Soon Siew Kuan
Designation	Director of Logistics

For and on behalf of: TRIO-TECH
INTERNATIONAL PTE LTD In the
presence of:

Name of witness:	/s/ Jalene Ng

NRIC No.	S8237997E

REGIONAL HEAD OFFICE	1008 Toa Pay6h North #03-09 Singapore 318996	Tel! 62653300	Fax:62596355

DISTRIBUTION OFFICE	1008 Toa Payoh North #03-16 Singapore 318996	Tel: 63549700	Fax:62599971

TEST & MANUFACTURING.:	1004 Toa Payoh North #07-01 Singapore 318995	Tel: 62540255	Fax:62537060

SPECIMEN BANK’S/FINANCE COMPANY’S/
INSURANCE COMPANY’S GUARANTEE FORM
GUARANTEE
(Please use guarantor’s letterhead)
TO:JTC CORPORATION
       THE JTC SUMMIT
       8 JURONG TOWN HALL ROAD
       SINGAPORE 609434
WHEREAS:
[TRIO-TECH INTERNATIONAL PTE LTD] of [1008 TOA PAYOH NORTH 03-09 SINGAPORE 318996] (The Tenant) is a tenant of the premises known as [UNIT #03-07/08 BLK 1008 TOA PAYOH NORTH TOA PAYOH NORTH INDUSTRIAL ESTATE SINGAPORE 318996] (“the Premises”) pursuant to a letter of offer dated [3 November 2004] from you to and duly accepted by the Tenant (“the Tenancy”, which expression shall include any written amendments made to the Tenancy from time to time).
IN CONSIDERATION OF your agreeing to grant the Tenancy and pursuant to a term of the Tenancy, we, the undersigned, hereby unconditionally undertake to pay to you from time to time on first demand the sum or aggregate sums not exceeding [$___] (“the Full Guaranteed Sum”) if accompanied by your statement that the Tenant is in breach of any of the Tenant’s Obligations to you under the Tenancy and that the amount demanded is due and payable to you and remains unpaid Provided That our liability under this Guarantee shall not exceed the Full Guaranteed Sum.
Our liability under this Guarantee shall be that of a principal debtor and not by way of surety and such liability shall not be discharged or affected by any event, act or omission whereby our liability would have been discharged if we had been a surety.
This Guarantee is valid from [1 October 2004] and shall expire on [29 February 2008] (1he expiry datel and our liability hereunder shall cease in respect of any claims made after the expiry date.
Notwithstanding that this Guarantee may not have expired, our liability hereunder shall cease forthwith upon our paying to you the Full Guaranteed Sum to be held by you as a security deposit under the Tenancy.
[Date :
[Signature, names and designations of authorised signatories of Bank/Finance Company/Insurance Company and rubber stamp of Bank/Finance Company/Insurance Company]

Please quote our reference when replying
Our Ref : JTC(L) 3279/199 Temp 10
Corporation
3 November 2004

JTC Corporation
The JTC Summit
TRIO-TECH INTERNATIONAL PTE LTD	8 Jurong Town Hall Road
1008 TOA PAYOH NORTH	Singapore 609434

contact
#03-09	mntr. MWne	1800 568 7000
SINGAPORE(318996)	main he	6560 0056
	By Local Urgent Mail	(65) 6565 5301
(Attention: MRS LEE SIEW KUAN	website	www.jtc.gov.sg
Dear Sirs,
OFFER OF TENANCY FOR FLATTED FACTORY SPACE
1	We are phased to offer a tenancy of the Premises subject to the covenants, terms and conditions in the annexed Memorandum of Tenancy No. 27.09 (“the MT) and in this letter (collectively called “the Offer’).

2	2.1The Premises:
Private Lot A0618406 also known as Unit #03-07/08 (“the Premises”) in BLK 1008 TOA PAYOH NORTH in the TOA PAYOH NORTH INDUSTRIAL ESTATE SINGAPORE 318996 as delineated and edged in red on the plan attached to the Offer.
     2.2 Term of Tenancy:
3 years (“the Term”) with effect from 1 December 2004 (‘the Commencement Date”).
     2.3 Tenancy:
(a)	Your due acceptance of the Offer in accordance with Clause 3 of this letter shall, together with the Offer, constitute a binding tenancy agreement (“the Tenancy”).

(b)	In the event of any inconsistency or conflict between any covenant, term or condition of this letter and the MT, the relevant covenant, term or condition in this letter shall prevail.

     2.4 Area:
Approximately 164 square metres (“the Area”).
     2.5 Rent:
(a)	Discounted rate of $9.45 per square metre per month on the Area, for so long as you shall occupy by way of tenancy an aggregate floor area of 5,000 to 9,999 square metres in the Building or in the various dated factories belonging to us; and

(b)	Discounted rate of $165 per square metre per month on the Area, in the event that the said aggregate floor area occupied is at any time reduced to between 1,000 to 4,999 square metes in the Building or in the various flatted factories belonging to us; and

(c)	Normal rate of $9.95 per square metre per month on the Area, in the event that the said aggregate floor area occupied is at any time reduced to below 1,000 square metres (when the discount shall be totally withdrawn) with effect from the date of reduction in the said aggregate floor area,

(“Rent”) to be paid without demand and in advance without deduction on the 1st day of each month of the year (ie: 1st of January, February, March, etc.). After your first payment is made in accordance with Clause 3 of this letter and the attached Payment Table, the next payment shall be made on 01 January 2005.
     2.8 Mode of Payment:
(a)	Your first payment to be made with your letter of acceptance in accordance with Clause 3 of this letter and the attached Payment Table shall be by non-cash mode (eg, Cashiers Order, cheque).

(b)	Thereafter during the Term, you shall pay Rent, Service Charge and GST by Interbank GIRO or any other mode to be determined by us.

(c)	You have an existing account with us from which we shall deduct the aforesaid payments. You are therefore not required to submit a duly completed GIRO form as part of the Mode of Due Acceptance. But I you wish to have a separate GIRO account to meet the aforesaid payments, please complete the GIRO deduction form enclosed.
     2.9 Authorised Use :
You shall use the Premises for the purpose of manufacturing and assembly of electronics equipment only and for no other purpose whatsoever (“the Authorised Use”).
     2.10 Approvals :
The Tenancy is subject to approvals being obtained from the relevant governmental and statutory authorities.
     2.11 Possession of Premises:
(a)	Subject to your acceptance of the Offer, keys to the Premises shall be made available to you within the period of two (2) months prior to the Commencement Date.

(b)	From the date you accept the keys to the Premises (“Possession Date”) until the Commencement Date, you shall be deemed a licensee upon the same covenants, terms and conditions as in the Tenancy.

(c)	If you proceed with the Tenancy after the Commencement Date, the licence fee payable from the Possession Date to the Commencement Date shall be waived (“Rent-Free Period”). Should you 101 to so proceed, you shall :
(c1)	remove everything installed by you;

(c2)	reinstate the Premises to its original state and condition; and

(c3)	pay us a sum equal to the prevailing market rent payable for the period from the Possession Date up to the date the installations are removed and reinstatement completed to our satisfaction, without prejudice to any other rights and remedies we may have against you under the Tenancy or at law.

          2.12 Loading Capacity:
(a) Normal (Ground & Non-ground) Floor Premises
You shall comply and ensure compliance with the following restrictions :
(a1)	maximum loading capacity of the goods lifts in the Building; and

(a2)	maximum floor loading capacity of 15 kiloNewtons per square metre of the Premises on the 03 storey of the Building PROVIDED THAT any such permitted load shall be evenly distributed.
          2.13 Take-over of Premises:
(a) Vacant Possession
The Offer is subject to Geist Communications Pte Ltd returning vacant possession of the Premises by 30 September 2004.
(b) Take-over of Fixtures and Fittings
If, however, you are taking over the Premises in its existing state and condition, including all the fixtures and fittings installed by or belonging to Geist Communications Pte Ltd (“the Said Installations U) then :
(b1)	You shall accept the Premises including the Said Installations in its condition existing at the Commencement Date or the acceptance of the keys to the Premises by you, whichever is the earlier (‘the Control Date”).

(b2)	You shall immediately or within such period as shall be stipulated in writing by us, at your own cost and expense, ensure that :
(b2.1)	the Said Installations have been approved in writing by us and that plans on the Said Installations have been submitted to and approved in writing by us;

(b2.2)	the Said Installations comply fully with all our guidelines and requirements (through the Building Control Unit), and those of the relevant governmental and statutory authorities, prevailing at the Control Date;

(03)	such or all of the Said Installations not approved by us under b2. 1) or which have failed to comply with (b2.2) are demolished and removed, subject to clauses 2.11, 2.12 and 2.13 of the MT; and
(b3)	At the termination of the Term, by expiry or otherwise, you shall remove the Said Installations, and reinstate the Premises in accordance with clause 2.22 of the MT.
          2.14 Option for Renewal of Tenancy :
(a)	You may within 3 months before the expiry of the Term make a written request to us for a further term of tenancy.

(b)	We may grant you a further term of tenancy of the Premises subject to the following :
(b1)	there shall be no breach of your obligations at the time you make your request for a further term, and at the expiry of the Term;

(b2)	the duration of the further term shall be mutually agreed upon;

(b3)	the rent payable shall be at a revised rate to be determined by us, having regard to the market rent of the Premises at the time of granting the further term. Our determination of the rent shall be final and conclusive; and

(b4)	the tenancy for the further term shall be upon the same covenants, terms and conditions except for the duration, rent security deposit (which shall be equivalent to three (3) month’s rent and service charge instead of two (2) months), and excluding a covenant for renewal of tenancy.

3	Mode of Due Acceptance

The Offer shall lapse if we do not receive the following by 12 November 2004:
(a)	Duly signed letter of acceptance (in duplicate) of the Offer, in the form set out in the Letter of Acceptance attached (Please date as required in your letter of acceptance)

(b)	Payment of the sum set out in the Payment Table attached.

(c)	Duly completed GIRO authorization form.
4	Please note that payments made prior to your giving us the other items listed above may be cleared by and credited by us upon receipt. However, if those other items are not forthcoming from you within the time stipulated herein, the Offer shall Apse and there shall be no contract between you and us arising hereunder. Any payments received shall then be refunded to you without interest and you shall have no claim of whatsoever nature against us.

5	Rent-Free Period

As the Commencement Date will not be deferred, we advise you to accept the Offer as soon as possible and to collect the keys to the Premises on the scheduled date in order to maximize the Rent-Free Period referred to in Clause 2.11 (c) of this letter.

6	Variation to the Tenancy :

Any variation, modification, amendment, deletion, addition or otherwise of the Offer shall not be enforceable unless agreed by both parties and reduced in writing by us. No terms or representation or otherwise, whether expressed or implied, shall form part of the Offer other than what is contained herein.

7	Car-Parking Scheme

The carpark for BLK 1008 TOA PAYOH NORTH is currently managed by P-PARKING INTERNATIONAL PTE LTD and you will have to observe and be bound by all the rules and regulations governing the use and operation of the carpark. You are requested to contact
736B GEYLANG ROAD
SINGAPORE 389647
Tel: 67494119
Fax: 67493689
on your use of the carpark.
8	Electricity Connection:

Upon your acceptance of the Offer, you are advised to proceed expeditiously to engage a registered Electrical consultant to submit two sets each of electrical single-line diagrams and electrical layout plans to and in accordance mith the requirements of our Faclities Management Section, Operations Support Department of our Customer Services Group, for endorsement before an application is made to SP Services Ltd to open in account for electricity connection.

Phase contact the Facilities Management Section at BIk 25 Kallang Avenue #05-02 Kallang Basin Industrial Estate Singapore 339416 for their requirements.

9	To guide and assist you, We endose a Schedule of Statutory Controls for Flatted Factory Occupants.
Yours faithfully
: /s/ Ginny P L Lam
INDUSTRIAL DEVELOPMENT (HIGH-RISE) DEPARTMENT
INDUSTRIAL PARKS DEVELOPMENT GROUP
JTC CORPORATION
DID: 68833388
FAX: 68855900
Email:lamplg@jtc.gov.sg
ENCS:
Y] Payment Table                          ☑ GIRO Form(s) ☑ Specimen BG Plan
☑ Specimen Acceptance Form ☑ MT No. 27.09
☑ Schedule of Statutory Controls (SC2)]

PAYMENT TABLE
PREMISES: PRIVATE LOT A0618406 UNIT #03-07108 BLK1008TOA
PAYOH NORTH TOA PAYOH NORTH INDUSTRIAL ESTATE SINGAPORE
318996

			Amount +5% GST
Rent at $9.45 per square metre per month on 164 square metres for the period I December 2004 to 31 December 2004	$1549.8O		$77.49
$215 per square metre per month on 164 square metres for the period I December 2004 to 31 December 2004	$369.00		$18.45
Total Rent Payable (inclusive & Service Charge)		$1918.80	$95.94
Security Deposit equivalent to three (3) months’ Rent and Service Charge (in cash or Banker’s Guarantee provided in accordance with Clause 2.7 of this letter)	$5756.40
Less. Equivalent of two (2) month’s Rent and Service Charge (re Off-budget Measure and GIRO)	$3837.60	$1918.80

		Amount +5% GST
Stamp fee payable on Letter of Acceptance (which we will stamp on your behalf) Note: If the Letter is not returned to us within 14 days of the date of the Letter, you will have to pay penalty on the stamp duty which is imposed by Stamp Duty Office of IRAS.	$188.00
Sub-Total Payable	$4025.60	$95.94
Add. GST @ 5%	$95.94
Total Payable inclusive of GST	$4121.54